UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2020

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	1-6227 (Commission File Number)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 16, 2020, Lee Enterprises, Incorporated, a Delaware corporation (“Lee”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to disclose that it completed its previously announced purchase of certain assets and the assumption of certain liabilities of the newspaper and related community publications business of BH Media (“BH Media Newspaper Business”) and the purchase of all of the issued and outstanding capital stock of The Buffalo News, Inc., a Delaware corporation (“Buffalo News”) (collectively, the “Purchase Transaction”).

This Current Report on Form 8-K/A amends Item 9.01(a) of the Initial Form 8-K to include the audited financial statements of the BH Media Newspaper Business and Buffalo News and Item 9.01(b) to include the unaudited pro forma financial information of BH Media Newspaper Business and Buffalo News. There were no other changes made to the Initial Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Exhibit 99.1 - The audited financial statements of the BH Media Newspaper Business and the Buffalo News for the fiscal years ended December 29, 2019, December 30, 2018 and December 31, 2017.

(b)	Pro Forma Financial Information

Exhibit 99.2 – The unaudited pro forma condensed combined financial statements.

(d)	Exhibits

The following exhibits are filed herewith:

	Exhibit Number	Description
	23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

	99.1	The audited financial statements of the BH Media Newspaper Business and the Buffalo News for the fiscal years ended December 29, 2019, December 30, 2018 and December 31, 2017.

	99.2	The unaudited pro forma condensed combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	June 2, 2020	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and
Treasurer